EXHIBIT 21.1

                SUBSIDIARIES OF MIDCOAST ENERGY RESOURCES, INC.

                                       STATE OF         YEAR OF       INTEREST
            SUBSIDIARIES            INCORPORATION    INCORPORATION    ONWERSHIP
----------------------------------- --------------   -------------    ---------
Arcadia/Midcoast Pipeline
  of New York L.L.C.*..............    New York            1996            50%
H&W Pipeline Corporation*..........    Alabama             1976           100%
Magnolia Pipeline Corporation......    Alabama             1989           100%
Magnolia Gathering, Inc. ..........    Alabama             1996           100%
Magnolia Resources Inc. ...........  Mississippi           1996           100%
Midcoast Marketing, Inc............     Texas              1991           100%
Midcoast Holdings No. One, Inc.....    Delaware            1993           100%
Midcoast Gas Pipeline, Inc.........     Texas              1997           100%
Nugget Drilling Corporation*.......   Minnesota            1982           100%
Pan Grande Pipeline, L.L.C.........     Texas              1996            70%
Starr County Gathering System, A
  Joint Venture....................     Texas              1996            60%
Midcoast Interstate Transmission,
  Inc. ............................    Alabama             1966           100%
Tennessee River Intrastate Gas
  Company, Inc. ...................    Alabama             1986           100%
Mid Louisiana Gas Transmission
  Company..........................    Delaware            1987           100%
Mid Louisiana Gas Company..........    Delaware            1963           100%
Texana Pipeline Company............    Texas               1997            50%
Midcoast Gas Pipeline Inc..........    Delaware            1998           100%
Midcoast Energy Marketing, Inc.....    Delaware            1998           100%
Midcoast Del Bajio S. de R.L.
 de C.V............................    Mexico              1998            50%
Creole Gas Pipeline Corporation....   Louisiana            1998           100%
Midcoast Gas Services, Inc. .......    Delaware            1998           100%

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* Presently Inactive